UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2024

Xperi Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41486	84-4470363
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2190 Gold Street

San Jose, California 95002

(Address of Principal Executive Offices, including Zip Code)

(408) 519-9100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XPER	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On August 14, 2024, Xperi Inc. (the “Company”) and its subsidiary Perceive Corporation (“Seller”), of which the Company owns approximately 76.2% of the equity interests, entered into an Asset Purchase Agreement (the “Agreement”) with Amazon.com Services LLC (“Buyer”) pursuant to which Buyer has agreed to purchase and assume from Seller substantially all the assets and certain liabilities of Seller for $80 million in cash, including a holdback to secure the Company’s and Seller’s indemnification obligations (the “Transaction”). The Agreement contains customary representations, warranties and covenants, including Seller covenants to conduct its business in the ordinary course until the closing of the Transaction (the “Closing”) and restrictive covenants that limit the Company and Seller from engaging in certain business activities for three years following the Closing. The Closing is subject to certain conditions, including specified regulatory conditions and, subject to materiality exceptions, the accuracy of each party’s representations and warranties and each party’s compliance with its obligations and covenants under the Agreement. The parties may terminate the Agreement only in specified circumstances, including if the Closing has not occurred on or before the date that is ninety days after the execution date of the Agreement, or six months after the execution date of the Agreement in the case of certain regulatory conditions to Closing.

The above summary does not purport to be complete and is qualified in its entirety by the text of the Agreement, which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2024.

Item 7.01	Regulation FD Disclosure.

On August 16, 2024, the Company posted a press release announcing the Transaction on its website at https://investor.xperi.com/news.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Forward Looking Statements

This Current Report on Form 8-K (the “Form 8-K”) contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the ability to consummate the Transaction on a timely basis or at all, including to satisfy specified regulatory and other conditions to the Closing. These forward-looking statements are based on information available to the Company as of the date hereof, as well as the Company’s current expectations, assumptions, estimates and projections that involve risks and uncertainties. In some cases, you can identify forward-looking statements by the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” and similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission (the “SEC”) and our other filings with the SEC from time to time. Any forward-looking statements speak only as of the date of this Form 8-K and are based on information available to the Company as of the date of this filing, and the Company does not assume any obligation to, and does not intend to, update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2024	XPERI INC.

	By:	/s/ Rebecca K. Marquez
	Name:	Rebecca K. Marquez
	Title:	Chief Legal Officer and Corporate Secretary